SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2007

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Colorado	333-01173	84-0467907
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8515 East Orchard Road
Greenwood Village, Colorado 80111
(Address of Principal Executive offices) (Zip Code)

                                 (303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2007 (i) Great-West Life & Annuity Insurance Company (“GWL&A” or the “Registrant”); (ii) GWL&A’s wholly owned New York subsidiary, First Great-West Life & Annuity Insurance Company (“First GWL&A”); and (iii) GWL&A’s affiliate, The Canada Life Assurance Company (“CLAC”) , entered into a definitive Asset and Stock Purchase Agreement (the “Purchase Agreement") with Connecticut General Life Insurance Company (“CG Life”), an indirect wholly-owned subsidiary of CIGNA Corporation, under which CG Life will acquire GWL&A’s, First GWL&A’s and CLAC’s U.S. healthcare business.

The transaction will be effected through a combination of 100% indemnity reinsurance, renewal rights, administrative services agreements, and the sale of shares of certain healthcare subsidiaries.  CG Life will lease space from GWL&A in two office buildings owned by GWL&A in metro-Denver, and will assume office leases at various other locations around the country.  In addition, CG Life will purchase the operating assets of GWL&A's healthcare division and will offer employment to all of the GWL&A's current healthcare division employees (with employment subject to CG Life's reasonable employment requirements).

The purchase price is $1.5 billion in cash, subject to adjustments as set out in the Purchase Agreement. GWL&A will also retain an estimated $750 million representing the amount of equity invested in the business. The Purchase Agreement also contains various representations, warranties and covenants of CG Life and GWL&A, First GWL&A and CLAC.

The closing of the transactions, which is expected to occur in the first half of 2008, is subject to various conditions, including receipt of required regulatory approvals.

The foregoing summary of the Purchase Agreement and the transactions does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit, to the extent required, to the Registrant’s next filed Annual Report on Form 10-K.

ITEM 7.01     REGULATION FD DISCLOSURE

On November 26, 2007, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant issued a press release announcing GWL&A's entry into the Agreement referred to in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Title

99.1	Great-West Lifeco Inc. Press Release dated November 26, 2007

This Form 8-K contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as “expect,” “anticipate,” “believe” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Registrant’s beliefs concerning future or projected levels of sales of the Registrant’s products, investment spreads or yields, or the earnings or profitability of the Registrant’s activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Registrant’s control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Registrant specifically, such as credit, volatility and other risks associated with the Registrant’s investment portfolio, and other factors. Readers should also consider other matters, including any risks and uncertainties, discussed in documents filed by the Registrant and certain of its subsidiaries with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Richard G. Schultz

Name: Richard G. Schultz

Title: Chief Legal Officer, Corporate

and Secretary